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                                                                     EXHIBIT 3.2

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
               AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                                MIDWAY GAMES INC.

                  Midway Games Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Sections 151 and 141 of the DGCL, the Board of Directors of the Company, adopted resolutions (i) designating a series of the Company's previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Five Thousand Five Hundred and Twelve and one-half (5,512.5) shares of Series B Convertible Preferred Stock of the Company, as follows:

                  RESOLVED, that the Company is authorized to issue 5,512.5 shares of Series B Convertible Preferred Stock (the "Preferred Shares"), par value $0.01 per share, which shall have the following powers, designations, preferences and other special rights:

                  (1) Dividends. The holders of the Preferred Shares shall be entitled to receive dividends ("Dividends") payable on the Stated Value of such Preferred Share at a rate of 4.0% per annum, which shall be cumulative, accrue daily from the Issuance Date (as defined below) and be due and payable (a) with respect to the Preferred Shares issued on the Initial Issuance Date, beginning on July 1, 2001 (the "First Dividend Date") and on the first day of each Calendar Quarter (as defined below) after the First Dividend Date and (b) with respect to any Preferred Shares issued after the Initial Issuance Date, the first day of the Calendar Quarter immediately following the applicable Issuance Date (each, including the First Dividend Date, a "Dividend Date"). If a Dividend Date is not a Business Day, then the Dividend shall be due and payable on the Business Day immediately following such Dividend Date. Dividends shall be payable by inclusion of the Dividend in the Stated Value (each such dividend inclusion being referred to herein as an "Accrued Dividend Payment") as set forth in Section 2(a)(i), or, at the option of the Company, in cash (each such cash dividend being referred to herein as a "Cash Dividend Payment"), provided that the Dividends which accrued during any period shall be payable in cash only if the Company provides written notice ("Dividend Election Notice") to each holder of Preferred Shares at least ten (10) Business Days prior to the Dividend Date. Notwithstanding the foregoing, the Company shall be required to make Cash Dividend Payments if (a) any event constituting a Triggering Event (as defined in Section 3(b)), or an event that with the passage of time and without being cured would constitute a Triggering Event, has occurred and is continuing on the Dividend Date or any date which is within 10 Business Days prior to the Dividend Date, unless otherwise consented to in writing by the holder of Preferred Shares entitled to receive such Dividend or (b) from and after the time that any Registration Statement (as defined in the Registration Rights Agreement, the "Registration Statement") is required to be effective, such Registration Statement is not effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement), other than Registrable Securities relating to Additional Preferred Shares if no Additional Preferred Shares have been issued, on the Dividend Date or each date which is within 10 Business Days prior to the Dividend Date; provided, however, that the failure of the Registration Statement to be effective on the First Dividend Date shall not require the Company to make a Cash Dividend Payment. Any accrued and unpaid Cash Dividend Payments which are not paid within five (5) Business Days of such accrued and unpaid Dividends' Dividend Date shall bear interest at the rate of 18.0% per annum from such Dividend Date until the same is paid in full (the "Default Interest").





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                  (2) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

                  (a) Certain Defined Terms. For purposes of this Certificate of Designations, the location of defined terms in this Certificate of Designations is set forth on the Index of Terms attached hereto and the following terms shall have the following meanings:

                           (i) "Additional Amount" means, on a per Preferred
                  Share basis, the sum of (A) unpaid Default Interest through the date of determination plus (B) the product of (x) the result of the following formula: (0.04)(N/365) and (y) the Stated Value.

                           (ii) "Additional Preferred Shares" means all
                  Preferred Shares issued after the Initial Issuance Date.

                           (iii) "Adjustment Price" means, with respect to the
                  Common Stock for the Anniversary Date, that price which is equal to the arithmetic average of the Closing Bid Price of the Common Stock on each trading day during the period beginning on and including the Initial Issuance Date and ending on and including the trading day immediately preceding the Anniversary Date (appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such calculation period); provided, however, that the Adjustment Price shall not be less than $4.24 (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events) nor greater than $11.45 (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events).

                           (iv) "Anniversary Date" means May 21, 2002.

                           (v) "Approved Stock Plan" means any employee benefit
                  plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, consultant or director for services provided to the Company.

                           (vi) "Bloomberg" means Bloomberg Financial Markets.

                           (vii) "Business Day" means any day other than
                  Saturday, Sunday or other day on which commercial banks in The City of New York or in Chicago, Illinois are authorized or required by law to remain closed.

                           (viii) "Calendar Quarter" means each of the following
                  periods: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

                           (ix) "Cash Transaction" means any Organic Change with
                  an unaffiliated third party on an arm's length basis pursuant to which the holders of the Common Stock are to receive consideration consisting solely of cash.

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                           (x) "Closing Bid Price" means, for any security as of
                  any date, the last closing bid price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing bid price, then the last bid price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of no less than 80% of the Preferred Shares then outstanding. If the Company and the holders of the Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Closing Bid Price" being substituted for the term "Closing Sale Price". All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                           (xi) "Closing Sale Price" means, for any security as
                  of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of no less than 80% of the Preferred Shares then outstanding. If the Company and the holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                           (xii) "Common Stock Deemed Outstanding" means, at any
                  given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(f)(i)(A) and 2(f)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Preferred Shares.

                           (xiii) "Conversion Amount" means the sum of (1) the
                  Additional Amount and (2) the Stated Value.

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                           (xiv) "Conversion Price" means (A) as of any
                  Conversion Date or other date of determination during the period beginning on the Issuance Date and ending on and including the day immediately preceding the Maturity Date (as defined below), the Standard Conversion Price, (B) as of any Conversion Date or other date of determination on or after the Maturity Date if the Company has paid any and all required payments of the Maturity Date Redemption Price in a timely manner, the Maturity Conversion Price or the Financial Ability Failure Maturity Conversion Price, as the case may be, and (C) as of any Conversion Date or other date of determination after the Maturity Date if the Company has failed to pay any and all required payments of the Maturity Date Redemption Price in a timely manner as described in Section 2(d)(vii), the Default Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

                           (xv) "Convertible Securities" means any stock or
                  securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

                           (xvi) "Default Conversion Price" means as of any
                  Conversion Date or other date of determination, the product of
                  (x) 95% and (y) the lowest Closing Bid Price during the three
                  (3) trading days ending on and including the Conversion Date or other date of determination.

                           (xvii) "Financial Ability Failure Maturity Conversion
                  Price" means the arithmetic average of the Weighted Average Price of the Common Stock on each trading day during the Maturity Measuring Period.

                           (xviii) "Financial Buyer" means any Person that
                  purchases, or is deemed to have purchased, any shares of Common Stock, other than (i) pursuant to a Strategic Financing (as defined in the Securities Purchase Agreement), (ii) to officers, directors, employees or consultants pursuant to an Approved Stock Plan not for capital raising purposes, (iii) as consideration for mergers or consolidations or the acquisition of businesses, products, licenses or other assets of other Persons, in each case not for capital raising purposes, (iv) in connection with a rights offering registered with the Securities and Exchange Commission (the "SEC") and (v) underwritten offerings registered with the SEC.

                           (xix) "Initial Issuance Date" means the first date on
                  which Preferred Shares are issued pursuant to the Securities Purchase Agreement.

                           (xx) "Initial Preferred Shares" mean all Preferred
                  Shares issued on the Initial Issuance Date.

                           (xxi) "Issuance Date" means, with respect to each
                  Preferred Share, the date of issuance of the applicable Preferred Share.

                           (xxii) "Maturity Conversion Price" means the
                  arithmetic average of the Weighted Average Price of the Common Stock on each trading day during the Maturity Measuring Period; provided, however, that if the Weighted Average Price of the Common Stock on any trading day during the Maturity Measuring Period is less than the Maturity Threshold Price (each such trading day a "Price Failure Date") then for purposes of the calculations of the Maturity Conversion Price, the Weighted Average Price of the

                                      -4-





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                  Common Stock on each such Price Failure Date shall be equal to the Maturity Threshold Price.

                           (xxiii) "Maturity Date" means, with respect to a
                  Preferred Share, the date which is thirty (30) months after the Initial Issuance Date, unless extended pursuant to Section 2(d)(vii).

                           (xxiv) "Maturity Measuring Period" means the 120
                  consecutive trading days immediately preceding the Maturity Date.

                           (xxv) "Maturity Threshold Price" means the product of
                  (x) 50% and (y) the Closing Bid Price of the Common Stock on the sixth trading day immediately preceding the beginning of the Maturity Measuring Period.

                           (xxvi) "N" means the number of days from, but
                  excluding, the last Dividend Date with respect to which dividends, along with any Default Interest, have been paid by the Company on the applicable Preferred Share, or the Issuance Date if no Dividend Date has occurred, through and including the Conversion Date, the Maturity Date or other date of determination for such Preferred Share, as the case may be, for which such determination is being made.

                           (xxvii) "Options" means any rights, warrants or
                  options to subscribe for or purchase Common Stock or Convertible Securities.

                           (xxviii) "Person" means an individual, a limited
                  liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                           (xxix) "Principal Market" means The New York Stock
                  Exchange, Inc., or if the Common Stock is not traded on The New York Stock Exchange, Inc., then the principal securities exchange or trading market for the Common Stock.

                           (xxx) "Registration Rights Agreement" means that
                  certain registration rights agreement between the Company and the initial holders of the Preferred Shares relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, as such agreement may be amended from time to time as provided in such agreement.

                           (xxxi) "Securities Purchase Agreement" means that
                  certain securities purchase agreement between the Company and the initial holders of the Preferred Shares, as such agreement may be amended from time to time as provided in such agreement.

                           (xxxii) "Standard Conversion Price" means, (x) with
                  respect to the Initial Preferred Shares, as of any Conversion Date or other date of determination, $9.33 and (y) with respect to any Additional Preferred Shares, as of any Conversion Date or other date of determination, $10.60, in each case subject to adjustment as provided herein.

                           (xxxiii) "Stated Value" means $10,000 plus the
                  aggregate amount of all Accrued Dividend Payments.

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                           (xxxiv) "Warrants" means the warrants to purchase
                  shares of Common Stock issued by the Company pursuant to the Securities Purchase Agreement.

                           (xxxv) "Weighted Average Price" means, for any
                  security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York City Time, and ending at 4:00 p.m., New York City Time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time, and ending at 4:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of no less than 80% of the Preferred Shares then outstanding. If the Company and the holders of the Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Weighted Average Price" being substituted for the term "Closing Sale Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                  (b) Holder's Conversion Right; Mandatory Redemption or Conversion. Subject to the provisions of Section 5 and Section 12, at any time or times on or after the Issuance Date, any holder of Preferred Shares shall be entitled to convert any whole or fractional number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below). If any Preferred Shares remain outstanding on the Maturity Date, then, pursuant and subject to Section 2(d)(vii), all such Preferred Shares shall be converted at the Conversion Rate as of such date in accordance with Section 2(d)(vii) or redeemed by the Company in accordance with Section 2(d)(vii). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                  (c) Conversion. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

                                Conversion Amount
                                -----------------
                                Conversion Price

                  (d) Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

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                           (i) Holder's Delivery Requirements. To convert
                  Preferred Shares into shares of Common Stock on any date (the "Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered holder of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and the Company's designated transfer agent (the "Transfer Agent") and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in Section 14) (the "Preferred Stock Certificates").

                           (ii) Company's Response. Upon receipt by the Company
                  of copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in any event within one (1) Business Day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) if the Conversion Notice is delivered on or before 8:00 p.m., New York City Time, then on or before the second (2nd) Business Day following the date of receipt by the Company of such Conversion Notice, or if the Conversion Notice is delivered after 8:00 p.m., New York City Time, then on or before the third (3rd) Business Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (A) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled (provided that if such delivery is to be made outside of New York City then such delivery maybe made on the next Business
                  Day), or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 2(d)(viii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

                           (iii) Dispute Resolution. In the case of a dispute as
                  to the determination of the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the holder via facsimile within one (1) Business Day of receipt of such holder's Conversion Notice or other date of determination. If such holder and the Company are unable to agree upon the determination of the Closing Sale Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the holders of at least 80% of the Preferred

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                  Shares then outstanding or (B) the disputed arithmetic
                  calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holders of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

                           (iv) Record Holder. The Person or Persons entitled to
                  receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                           (v) Company's Failure to Timely Convert.

                                    (A) Cash Damages. If (I) within two (2)
                           Business Days after the Company's receipt of a notice from a holder that the Company has failed to issue and deliver a certificate to a holder or credit such holder's balance account with DTC for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of Preferred Shares or (II) within two (2) Business Days of the Company's receipt of a notice from a holder that the Company has failed to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such holder is entitled pursuant to Section 2(d)(ii), then in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder for each day after the Share Delivery Date that such conversion is not timely effected and/or each day after the Preferred Stock Delivery Date that such Preferred Stock Certificate is not delivered in an amount equal to 0.25% of the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Share Delivery Date and to which such holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on or prior to the Preferred Stock Delivery Date, the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the Preferred Stock Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Preferred Stock Delivery Date, in the case of failure to deliver a Preferred Stock Certificate. If the Company fails to pay the additional damages set forth in this Section 2(d)(v) within five Business Days of the date incurred, then the holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the holder in the Conversion Notice.

                                    (B) Void Conversion Notice; Adjustment of
                           Standard Conversion Price. If for any reason a holder has not received all of the shares of Common Stock to which such holder is entitled prior to the tenth
                           (10th) Business Day after

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                           the Share Delivery Date with respect to a conversion
                           of Preferred Shares, then the holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such holder's Conversion Notice; provided that the voiding of a holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. Thereafter, the Standard Conversion Price of any Preferred Shares returned or retained by the holder for failure to timely convert shall be adjusted to the lesser of (I) the Standard Conversion Price as in effect on the date on which the holder voided the Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

                                    (C) Conversion Failure. If for any reason a
                           holder has not received all of the shares of Common Stock to which such holder is entitled prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares (a "Conversion Failure"), then the holder, upon written notice to the Company, may require that the Company redeem all Preferred Shares held by such holder, including the Preferred Shares previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3.

                           (vi) Pro Rata Conversion. Subject to Section 12, in
                  the event the Company receives a Conversion Notice from more than one holder of Preferred Shares for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each holder of Preferred Shares electing to have Preferred Shares converted at such time a pro rata amount of such holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such holder relative to the number of Preferred Shares submitted for conversion on such date.

                           (vii) Mandatory Redemption or Conversion at Maturity.

                                    (A) If any Preferred Share remains
                           outstanding on the Maturity Date, the Company shall either (I) convert such Preferred Share at the Conversion Rate as of the Maturity Date for such Preferred Share without the holder of such Preferred Share being required to give a Conversion Notice on such Maturity Date (a "Maturity Date Mandatory Conversion"), or (II) redeem such Preferred Share for an amount in cash per Preferred Share (the "Maturity Date Redemption Price") equal to the Conversion Amount (a "Maturity Date Mandatory Redemption"). On or prior to the date which is 125 trading days prior to the Maturity Date, the Company shall deliver written notice to each holder of Preferred Shares outstanding on such date (a "Maturity Date Election Notice"), which Maturity Date Election Notice shall state (x) the number of Preferred Shares the Company has elected to convert on the Maturity Date pursuant to a Maturity Date Mandatory Conversion and (y) the number of Preferred Shares the Company has elected to redeem on the Maturity Date pursuant to a Maturity Date Mandatory Redemption. If the Company has elected more than one of the

                           Maturity Date Mandatory Conversion and Maturity Date Mandatory Redemption with respect to the Maturity Date, then the Company shall redeem Preferred Shares and/or convert Preferred Shares pro rata from the holders of Preferred Shares then outstanding (based on the number of Preferred Shares issued to such holder on the Initial Issuance Date relative to the total number of Preferred Shares issued to all holders on the Initial Issuance Date (such relative amount being referred to herein as each such holder's "Maturity Allocation Percentage")). In the event that any initial holder of the Preferred Shares shall sell or otherwise transfer any of such holder's Preferred Shares, then the transferee shall be allocated a pro rata portion of such holder's Maturity Allocation Percentage. If the Company fails to deliver to a holder of Preferred Shares a Maturity Date Election Notice with respect to any outstanding Preferred Share at least 125 trading days prior to the Maturity Date, then the Company shall be deemed to have elected a Maturity Date Mandatory Conversion for such Preferred Share.

                                    (B) If the Company elects a Maturity Date
                           Mandatory Redemption, then on the Maturity Date the Company shall pay to each holder of Preferred Shares with respect to which the Company has elected a Maturity Date Mandatory Redemption, by wire transfer of immediately available funds to an account designated in writing by such holder, an amount per Preferred Share selected for redemption pursuant to this Section 2(d)(vii) equal to the Maturity Date Redemption Price. On or before the thirtieth (30th) trading day immediately preceding the Maturity Date (the "Test Date"), the Company must demonstrate to the satisfaction of holders of not less than 80% of the then outstanding Preferred Shares that the Company has or will have sufficient cash or financing to allow the Company to pay the Maturity Date Redemption Price on the Maturity Date (the "Financial Ability Test"). In the event that the Company cannot satisfy the Financial Ability Test, then the Company shall be deemed to have elected as of the Test Date a Maturity Date Mandatory Conversion at the Financial Ability Failure Maturity Conversion Price as to all such Preferred Shares for which the Company was unable to satisfy the Financial Ability Test as of the Test Date and the Maturity Date for such Preferred Shares shall be extended until the 120th trading day after the Test Date.

                                    (C) In the event there is a Maturity Date
                           Mandatory Conversion and any Price Failure Date occurs during the Maturity Measuring Period, the Company (I) shall pay on the Maturity Date an amount equal to the product of (x) the quotient of the aggregate number of Price Failure Dates divided by 120 and (y) the Maturity Date Redemption Price that would have been paid as if the Company had elected a Maturity Date Mandatory Redemption in connection with such Preferred Shares (the "Price Failure Payment"), and (II) shall reduce the number of shares of Common Stock deliverable on the Maturity Date by the product of (x) the quotient of the aggregate number of Price Failure Dates divided by 120 and (y) the number of shares of Common Stock otherwise deliverable on the Maturity Date pursuant to the Maturity Date Mandatory Conversion.

                                    (D) If the Company elects, or is deemed to
                           have elected pursuant to the immediately preceding clause (C), a Maturity Date Mandatory Redemption and fails to redeem all of the Preferred Shares selected, or deemed to have been selected pursuant to the immediately preceding clause (C), for redemption which
                                      -10-
                           were outstanding on the Maturity Date by payment of the Maturity Date Redemption Price for each such Preferred Share, then in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations, the Securities Purchase Agreement and the Registration Rights Agreement, (X) the applicable Maturity Date Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full, and (Y) any holder of such Preferred Shares shall have the option to require the Company to convert any or all of such holder's Preferred Shares that the Company elected to redeem under this Section 2(d)(vii) and for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into (on a per Preferred Share basis) shares of Common Stock equal to the number which results from dividing the Maturity Date Redemption Price (together with any interest thereon) by the Default Conversion Price.

                                    (E) If the Company has elected or is deemed
                           to have elected a Maturity Date Mandatory Conversion then all Preferred Shares with respect to which the Company has elected a Maturity Date Mandatory Conversion which remain outstanding on the Maturity Date shall be converted at the Conversion Rate on such Maturity Date as if such holder of such Preferred Shares had delivered a Conversion Notice with respect to such Preferred Shares on the Maturity Date. Promptly following the Maturity Date, all holders of Preferred Shares shall surrender all Preferred Stock Certificates representing such Preferred Shares, duly endorsed for cancellation, to the Company or the Transfer Agent. If the Company has elected, or is deemed to have elected pursuant to this Section 2(d)(vii), a Maturity Date Mandatory Conversion and the holders have not received all of the shares of Common Stock to which the holders are entitled or the Company has failed to pay the Maturity Date Redemption Price in a timely manner as described above, then the Maturity Date shall be automatically extended for any Preferred Shares until the date the holders receive such shares of Common Stock or Maturity Date Redemption Price and shall be further extended for any Preferred Shares for as long as (A) the conversion of such Preferred Shares would violate the provisions of Section 5, (B) a Triggering Event shall have occurred and be continuing, or (C) an event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event. Notwithstanding anything to the contrary in this Section 2(d)(vii), any holder of Preferred Shares may convert such Preferred Shares (including Preferred Shares with respect to which the Company has elected a Maturity Date Mandatory Conversion or has elected a Maturity Date Mandatory Redemption), but subject to Section 5 and Section 12, into shares of Common Stock pursuant to Section 2(b) on or prior to the date immediately preceding the Maturity Date for such Preferred Shares. In the event a holder of Preferred Shares delivers a Conversion Notice to the Company after such holder's receipt of a Maturity Date Election Notice with respect to the Preferred Shares covered by such Conversion Notice and the Company has elected in such Maturity Date Election Notice more than one of the Maturity Date Mandatory Conversion and Maturity Date Mandatory Redemption with respect to such Preferred Shares, then such number of Preferred Shares shall be deducted, first, from the number of Preferred Shares, if any, designated by the Company as being subject to a Maturity Date Mandatory Conversion in the Maturity Date Election Notice, and then from the number of Preferred Shares designated by the
                                      -11-

                           Company as being subject to a Maturity Date Mandatory Redemption in such Maturity Date Election Notice.

                           (viii) Book-Entry. Notwithstanding anything to the
                  contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless the full or remaining number of Preferred Shares represented by the certificate are being converted. The holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, the holder may not transfer the certificate representing the Preferred Shares unless the holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of the holder a new certificate of like tenor, registered as the holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. The holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

                           ANY TRANSFEREE OF THIS CERTIFICATE SHOULD
                           CAREFULLY REVIEW THE TERMS OF THE COMPANY'S
                           CERTIFICATE OF DESIGNATIONS RELATING TO THE
                           PREFERRED SHARES REPRESENTED BY THIS
                           CERTIFICATE, INCLUDING SECTION 2(d)(viii)
                           THEREOF. THE NUMBER OF PREFERRED SHARES
                           REPRESENTED BY THIS CERTIFICATE MAY BE LESS
                           THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

                           (ix) Conversion at the Company's Election. On or
                  after the later of (A) the date on which the Registration Statement has been declared effective by the SEC and (B) the date which is not earlier than six (6) months prior to the Maturity Date (the "Conversion Election Date"), the Company shall have the right, in its sole discretion, to require that some or all of the outstanding Preferred Shares be converted (the "Company's Conversion Election") at the applicable Conversion Rate; provided that the Conditions to Conversion at the Company's Election (as set forth below) are satisfied as of the Company's Election Conversion Date or waived by all the holders of the Preferred Shares then outstanding; provided, however, that the Company may not deliver more than one Company's Conversion Election Notice hereunder. The Company shall exercise its right to Company's Conversion Election by providing each holder of Preferred Shares written notice ("Company's Conversion Election Notice") by facsimile and overnight courier on the Conversion Election Date. The date on which each of such holders of the Preferred

                  Shares actually receives the Company's Conversion Election Notice is referred to herein as the "Company's Conversion Election Notice Date." If the Company elects to require conversion of some, but not all, of such Preferred Shares then outstanding, the Company shall require conversion of an amount from each holder of such Preferred Shares equal to the product of (I) the total number of Preferred Shares which the Company has elected to convert multiplied by (II) such holder's Allocation Percentage (such amount with respect to each holder of such Preferred Shares being referred to herein as its "Pro Rata Conversion Amount"). In the event that any initial holder of the Preferred Shares shall sell or otherwise transfer any of such holder's Preferred Shares, the transferee shall be allocated a pro rata portion of such holder's Allocation Percentage. The Company's Conversion Election Notice shall indicate (x) the aggregate number of such Preferred Shares the Company has selected for conversion, (y) the date selected by the Company for conversion (the "Company's Election Conversion Date"), which date shall be not less than 20 Business Days or more than 60 Business Days after the Company's Conversion Election Notice Date, and (z) each holder's Pro Rata Conversion Amount. Subject to the satisfaction of all the conditions of this Section 2(d)(ix), on the Company's Election Conversion Date each holder of Preferred Shares selected for conversion will be deemed to have submitted a Conversion Notice in accordance with Section 2(d)(i) for a number of Preferred Shares equal to such holder's Pro Rata Conversion Amount. "Conditions to Conversion At The Company's Election" means the following conditions: (i) on each day during the period beginning on the date which is 90 days prior to the date of the Company's Conversion Election Notice Date and ending on and including the Company's Election Conversion Date, the Registration Statement shall be effective and available for the sale of at least all of the Registrable Securities required to be included in such Registration Statement and there shall not have been any Grace Periods;
                  (ii) on each day during the period beginning on the Initial Issuance Date and ending on and including the Company's Election Conversion Date, the Common Stock is designated for quotation on the NYSE or the Nasdaq National Market and shall not have been suspended from trading on such market or exchange (other than suspensions of not more than one day and occurring prior to the Company's Conversion Election Notice Date due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) during the period beginning on the Initial Issuance Date and ending on and including the Company's Election Conversion Date, there shall not have occurred (A) an event constituting a Triggering Event, (B) after delivery of the Company's Conversion Election Notice, an event that with the passage of time and without being cured would constitute a Triggering Event, or (C) the public announcement of a pending, proposed or intended Change of Control, unless such pending, proposed or intended Change of Control has been terminated, abandoned or consummated and the Company has publicly announced such termination, abandonment or consummation of such Change of Control; (iv) the aggregate number of Preferred Shares selected for conversion by the Company as reflected in the Company's Conversion Election Notice is at least 100 or, if all the Preferred Shares which remain outstanding is less than 100, then the aggregate number of Preferred Shares which are outstanding; (v) during the period beginning on the Issuance Date and ending on and including the Company's Election Conversion Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants to the holders on a timely basis as set forth in Section 2(d) hereof and Sections 2(a) and 2(b) of the Warrants, respectively; provided, however, that for purposes of this Section 2(d)(ix) only, the Company shall be deemed to have satisfied the conditions set forth in this clause (v) if on not more than two occasions prior to the delivery of the Company's Conversion Election Notice the Company has failed to meet the requirements set forth in Section 2(d)(ii) hereof and Sections 2(a) and 2(b) of the Warrants by no more than three days; (vi) on the earlier to occur of (A) the Stockholder Meeting Deadline (as defined in the Securities Purchase Agreement, the "Stockholder Meeting Deadline") and (B) the date on which the Company holds its next meeting of stockholders, the Company shall have received the Stockholder Approval (as defined in the Securities Purchase Agreement, the "Stockholder Approval") or satisfied the holders of the Preferred Shares that the Stockholder Approval is not required in connection with the 19.99% Rule (as defined in the Securities Purchase Agreement); (vii) the Company shall not have failed to timely make any payments within 5 Business Days of when such payment is due, whether as interest or penalty payments, pursuant to this Certificate of Designations, the Securities Purchase Agreement, the Registration Rights Agreement or the Warrants, including, but not limited to, Dividends, whether in shares of Common Stock or cash, Default Interest and cash payments due under the provisions of the Securities Purchase Agreement, the Registration Rights Agreement, and the Warrants; and (viii) the Weighted Average Price of the Common Stock for each of the thirty (30) consecutive trading days from and after the Conversion Election Date and immediately prior to the Company's Conversion Election Notice is at or above $15.16 (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events) if Initial Preferred Shares are being converted pursuant hereto and $17.23 (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events) if Additional Preferred Shares are being converted pursuant hereto. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for conversion hereunder) into Common Stock pursuant to Section 2(b) on or prior to the date immediately preceding the Company's Election Conversion Date.

                  (e) Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof) and other similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

                  (f) Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

                           (i) Adjustment of Standard Conversion Price upon
                  Issuance of Common Stock. If and whenever on or after the Initial Issuance Date, the Company issues or sells, or in accordance with this Section 2(f) is deemed to have issued or sold, any shares of Common Stock to any Financial Buyer, for a consideration per share (the "New Securities Issuance Price") less than a price (the "Applicable Price") equal to the Standard Conversion Price in effect immediately prior to such time, then immediately after such issue or sale, the Standard Conversion Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price. Other than in connection with issuances covered by the immediately preceding sentence, if and whenever on or after the Initial Issuance Date, the Company issues or sells, or in accordance with this
                  Section 2(f) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock: (i) deemed to have been issued by the Company in connection with an Approved Stock Plan; (ii) deemed to have been issued upon issuance of the Preferred Shares or issued upon conversion of the Preferred Shares; (iii) issued upon exercise of the Warrants and the 555,161 warrants (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events) issued to Gerard Klauer Mattison on the Initial Issuance Date and the 123,821 warrants (subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events and also subject to adjustment based on the number of Conversion Shares issuable with respect to the Additional Preferred Shares issued on the date of issuance of such Additional Preferred Shares) that may be issued to Gerard Klauer Mattison in connection with the Additional Preferred Shares; and (iv) issued upon exercise of Options or Convertible Securities which are outstanding on the date immediately preceding the Initial Issuance Date, provided that such issuance of shares of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Initial Issuance Date and such Options or Convertible Securities are not amended after the date immediately preceding the Initial Issuance Date) at a New Securities Issuance Price less than the Applicable Price in effect immediately prior to such time, then immediately after such issue or sale, the Standard Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Standard Conversion Price in effect immediately prior to such issue or sale and (y) the quotient of (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale and (II) the consideration, if any, received by the Company upon such issue or sale, divided by
                  (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Standard Conversion Price under this
                  Section 2(f)(i), the following shall be applicable:

                                    (A) Issuance of Options. If the Company in
                           any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this
                           Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Standard Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

                                    (B) Issuance of Convertible Securities. If
                           the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this
                           Section 2(f)(i)(B),
                           the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Standard Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Standard Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Standard Conversion Price shall be made by reason of such issue or sale.

                                    (C) Change in Option Price or Rate of
                           Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Standard Conversion Price in effect at the time of such change shall be adjusted to the Standard Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Standard Conversion Price then in effect.

                                    (D) Calculation of Consideration Received.
                           In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive trading days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of at least 80% of the Preferred Shares then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five Business Days after the tenth (10th) day following the

                           Valuation Event by an independent, reputable appraiser selected by the Company and the holders of at least 80% of the Preferred Shares then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

                                    (E) Record Date. If the Company takes a
                           record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (ii) Adjustment of Standard Conversion Price upon
                  Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Standard Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Standard Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (iii) Holder's Right of Alternative Conversion Price
                  Following Issuance of Convertible Securities. If the Company in any manner issues or sells any Options or Convertible Securities after the Initial Issuance Date that are convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price (each of the formulations for such variable price being herein referred to as, the "Variable Price"), the Company shall provide written notice thereof via facsimile and overnight courier to each holder of Preferred Shares (the "Variable Notice") on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, a holder of Preferred Shares shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of any Preferred Shares by designating in the Conversion Notice delivered upon conversion of such Preferred Shares that solely for purposes of such conversion the holder is relying on the Variable Price rather than the Conversion Price then in effect. A holder's election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate the holder to rely on a Variable Price for any future conversions of Preferred Shares.

                           (iv) Anniversary Adjustment of Standard Conversion
                  Price for Initial Preferred Shares. In addition to any other adjustment to the Standard Conversion Price provided for in this Certificate of Designations, the Standard Conversion Price for the Initial Preferred Shares shall be adjusted: (I) in connection with any adjustment that results in any reduction in the Standard Conversion Price for the Initial Preferred Shares, on the Anniversary Date to an amount equal to the Adjustment Price, subject to further adjustment as provided in this Certificate of Designations, or (II) in connection with any adjustment that results in any increase in the Standard Conversion Price for the Initial

                  Preferred Shares on the later of (the "Upward Adjustment Date") (A) the Anniversary Date or (B) such later date that the Conditions to Upward Adjustment (as defined below) are satisfied as of such Upward Adjustment Date or, with respect to any holder, waived by such holder, to an amount equal to the Adjustment Price, subject to further adjustment as provided in this Certificate of Designations. "Conditions to Upward Adjustment" means the following conditions: (i) on each day during the period beginning on the date which is 30 trading days prior to the Upward Adjustment Date, the Registration Statement registering the Initial Registrable Securities (as defined in the Registration Rights Agreement) shall be effective and available for the sale of at least all of the Registrable Securities required to be included in such Registration Statement and there shall not have been any Grace Periods; (ii) on each day during the period beginning on the Initial Issuance Date and ending on and including the Upward Adjustment Date, the Common Stock is designated for quotation on the NYSE or the Nasdaq National Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than one day and occurring prior to the Upward Adjustment Date due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) during the period beginning on the Initial Issuance Date and ending on and including the Upward Adjustment Date, there shall not have occurred (A) an event constituting a Triggering Event, (B) an event that with the passage of time and without being cured would constitute a Triggering Event, or (C) the public announcement of a pending, proposed or intended Change of Control, unless such pending, proposed or intended Change of Control has been terminated, abandoned or consummated and the Company has publicly announced such termination, abandonment or consummation of such Change of Control; (iv) during the period beginning on the Issuance Date and ending on and including the Upward Adjustment Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants to the holders on a timely basis as set forth in Section 2(d) hereof and Sections 2(a) and 2(b) of the Warrants, respectively; provided, however, that for purposes of this Section 2(f)(iv) only, the Company shall be deemed to have satisfied the conditions set forth in this clause (iv) if on not more than two occasions prior to the Upward Adjustment Date the Company has failed to meet the requirements set forth in Section 2(d)(ii) hereof and Sections 2(a) and 2(b) of the Warrants by no more than three days; (v) on the earlier to occur of (A) the Stockholder Meeting Deadline and (B) the date on which the Company holds its next meeting of stockholders, the Company shall have received the Stockholder Approval or satisfied the holders of the Preferred Shares that the Stockholder Approval is not required in connection with the 19.99% Rule (as defined in the Securities Purchase Agreement); and (vi) the Company shall not have failed to timely make any payments within 5 Business Days of when such payment is due, whether as interest or penalty payments, pursuant to this Certificate of Designations, the Securities Purchase Agreement, the Registration Rights Agreement or the Warrants.

                           (v) Other Events. If any event occurs of the type
                  contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

                           (vi) Notices.

                                    (A) Immediately upon any adjustment of the
                           Conversion Price pursuant to this Section 2(f), the Company will give written notice thereof to each holder of Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 2(d)(iii).

                                    (B) The Company will give written notice to
                           each holder of Preferred Shares at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined in Section 4(a)), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                                    (C) The Company will also give written
                           notice to each holder of Preferred Shares at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                  (3) Redemption at Option of Holders.

                  (a) Redemption Option Upon Triggering Event. In addition to all other rights of the holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares (or in the case of a Triggering Event pursuant to Section 3(a)(vi), all or a portion of such holder's Preferred Shares that cannot be issued pursuant to Section 12) at a price per Preferred Share equal to the greater of (i) (x) in the case of Triggering Events pursuant to Sections 3(a)(i)-(vi), 120% of the Conversion Amount and (y) in the case of a Triggering Event pursuant to Section 3(a)(vii), 110% of the Conversion Amount and (ii) the product of (A) the Conversion Rate in effect at such time as such holder delivers a Notice of Redemption at Option of Buyer (as defined below) and (B) the Closing Sale Price of the Common Stock on the trading day immediately preceding such Triggering Event on which the Principal Market is open for trading or if no Closing Sale Price is reported by the Principal Market on such trading day, then the most recently reported Closing Sale Price (the "Redemption Price").

                  (b) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

                           (i) the failure of the applicable Registration
                  Statement to be declared effective by the SEC on or prior to the date that is 60 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);

                           (ii) while the Registration Statement is required to
                  be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holder of the Preferred Shares for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive trading days (excluding days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

                           (iii) the suspension from trading or failure of the
                  Common Stock to be listed on The New York Stock Exchange, Inc. or the Nasdaq National Market for a period of five (5) consecutive trading days or for more than an aggregate of ten
                  (10) trading days in any 365-day period;

                           (iv) the Company's notice or the Transfer Agent's
                  notice, at the Company's direction, to any holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations;

                           (v) a Conversion Failure (as defined in Section
                  2(d)(v)(C));

                           (vi) upon the Company's receipt of a Conversion
                  Notice, the Company shall not be obligated to issue shares of Common Stock upon such Conversion due to the provisions of
                  Section 12; or

                           (vii) unless otherwise provided under Sections
                  3(b)(i) through 3(b)(vi), above, the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrants, this Certificate of Designations or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least 5 Business Days after receipt of notice from any holder as to the existence of such breach.

                  (c) Mechanics of Redemption at Option of Buyer. Within one (1) Business Day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Preferred Shares. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Preferred Shares then outstanding may require the Company to redeem up to all of such holder's Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer") to the Company, which Notice of Redemption at Option of Buyer shall indicate the number of Preferred Shares that such holder is electing to redeem.

                  (d) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer from any holder of Preferred Shares, the Company shall immediately notify each holder of Preferred Shares by facsimile of the Company's receipt of such notice(s). The Company shall deliver on the fifth Business Day after the Company's receipt of the first Notice of Redemption at Option of Buyer the applicable Redemption Price to all holders that deliver a Notice of Redemption at Option of Buyer prior to the fifth Business Day after the Company's receipt of the first Notice of Redemption at Option of Buyer; provided that, if required by Section 2(d)(viii), a holder's Preferred Stock Certificates shall have been delivered to the Transfer Agent. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a pro rata amount from each holder of Preferred Shares based on the number of Preferred Shares submitted for redemption by such holder relative to the total number of Preferred Shares submitted for redemption by all holders of Preferred Shares and
         (ii) in addition to any remedy such holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each holder interest at the rate of 1.5% per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full.

                  (e) Void Redemption. In the event that the Company does not pay the Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a holder of Preferred Shares shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder any or all of the Preferred Shares that were submitted for redemption by such holder under this Section 3 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Buyer shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Standard Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Standard Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the Notice of Redemption at Option of Buyer is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

                  (f) Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate". A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Preferred Shares a Preferred Stock Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

                  (4) Other Rights of Holders.

                  (a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor, or, if applicable, the parent of the successor, resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to the holders of at least 80% of the Preferred Shares then outstanding) to deliver to each holder of Preferred Shares in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Liquidation Preference of the Preferred Shares held by such holder (except that such security may be pari passu, with but not junior to, any capital stock of such acquiring or successor Person), and reasonably satisfactory to the holders of at least 80% of the Preferred Shares then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of at least 80% of the Preferred Shares then outstanding) to insure that each of the holders of the Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Preferred Shares as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares).

                  (b) Optional Redemption Upon Change of Control. In addition to the rights of the holders of Preferred Shares under Section 4(a), upon a Change of Control (as defined below) of the Company each holder of Preferred Shares shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Preferred Shares at a price per Preferred Share equal to 125% of the Conversion Amount ("Change of Control Redemption Price"). No sooner than 20 Business Days nor later than 10 Business Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Change of Control") to each holder of Preferred Shares. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least 10 Business Days prior to a Change of Control, at any time on or after the date which is 10 Business Days prior to a Change of Control) and ending on the date of such Change of Control, any holder of the Preferred Shares then outstanding may require the Company to redeem all or a portion of the holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Change of Control") to the Company, which Notice of Redemption Upon Change of Control shall indicate (i) the number of Preferred Shares that such holder is submitting for redemption, and (ii) the applicable Change of Control Redemption Price, as calculated pursuant to this Section 4(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any holder of Preferred Shares, the Company shall promptly, but in no event later than one (1) Business Day following such receipt, notify each holder of Preferred Shares by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver the applicable Change of Control Redemption Price simultaneously with the consummation of the Change of Control; provided that, if required by Section 2(d)(viii), a holder's Preferred Stock Certificates shall have been so delivered to the Company. Payments provided for in this Section 4(b) shall have priority to payments to other stockholders in connection with a Change of Control. For purposes of this Section 4(b), "Change of Control" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the aggregate voting power of the outstanding Common Stock.

                  (c) Redemption At The Company's Election Upon Cash Transaction. At any time or times on or after the date the Company publicly discloses a pending, proposed or intended Cash Transaction, the Company shall have the right, in its sole discretion, to require that all, but not less than all, of the outstanding Preferred Shares be redeemed ("Cash Transaction Redemption Election") at a price per Preferred Share equal to 125% of the Conversion Amount (the "Cash Transaction Redemption Price"); provided that the Conditions to Cash Transaction Redemption Election (as set forth below) are satisfied or waived by holders of no less than 80% of the Preferred Shares then outstanding. The Company shall exercise its right to make a Cash Transaction Redemption Election by providing each holder of Preferred Shares written notice ("Notice of Cash Transaction Redemption") by facsimile or overnight courier, after the public disclosure of a proposed, pending or intended Cash Transaction and at least ten (10) trading days prior to the date of consummation of the Cash Transaction ("Cash Transaction Election Redemption Date"), which Cash Transaction Election Redemption Date shall be the date of the consummation of the Cash Transaction. The Notice of Cash Transaction Redemption shall indicate the anticipated Cash Transaction Election Redemption Date. If the Company has exercised its right of Cash Transaction Redemption Election and the Conditions to Cash Transaction Redemption Election have been satisfied then all Preferred Shares outstanding at the time of the consummation of the Cash Transaction shall be redeemed on the Cash Transaction Election Redemption Date by payment by or on behalf of the Company to each holder of Preferred Shares of the Cash Transaction Redemption Price for each Preferred Share concurrent with the closing of the Cash Transaction. All holders of Preferred Shares shall thereupon, if the Cash Transaction Redemption Price has been paid, except as specifically set forth herein, in the Securities Purchase Agreement or in the Registration Rights Agreement, cease to have any rights with respect to the Preferred Shares and within two (2) Business Days after the Cash Transaction Election Redemption Date, or such earlier date as the Company and holders of no less than 80% of the Preferred Shares then outstanding mutually agree, shall surrender all Preferred Stock Certificates representing such Preferred Shares, duly endorsed for cancellation, to the Company. If the Company fails to pay the full Cash Transaction Redemption Price with respect to any Preferred Shares concurrently with the closing of the Cash Transaction, then the Cash Transaction Redemption Election shall be null and void with respect to such Preferred Shares and the holder of such Preferred Shares shall be entitled to all the rights of a holder of outstanding Preferred Shares set forth in this Certificate of Designations. "Conditions to Cash Transaction Redemption Election" means the following conditions: (i) on each day during the period beginning on the date the Company delivers its Notice of Cash Transaction Redemption to each holder of the Preferred Shares and ending on and including the date immediately preceding the Cash Transaction Election Redemption Date, no Grace Period (as defined in the Registration Rights Agreement) shall be in effect to the extent required by the Registration Rights Agreement and such Registration Statement shall have been effective and available for the sale of all of the Registrable Securities on each such date; (ii) on each day during the period beginning on the date the Company delivers its Notice of Cash Transaction Redemption, the Common Stock is designated for quotation on the NYSE or the Nasdaq National Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than one day and occurring prior to the Company's Conversion Election Notice Date due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either
         (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) during the period beginning on the Issuance Date and ending on and including the date immediately preceding the Cash Transaction Election Redemption Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants to the Buyers on a timely basis as set forth in Section 2(d)(ii) hereof and Sections 2(a) and 2(b) of the Warrants, respectively; provided, however, that for purposes of this
         Section 4(c) only, the Company shall be deemed to have satisfied the conditions set forth in this clause (iii) if on not more than two occasions prior to the Notice of Cash Transaction Redemption the Company has failed to meet the requirements set forth in Section 2(d)(ii) hereof and Sections 2(a) and 2(b) of the Warrants by no more than three days; (iv) on the earlier to occur of (A) the Stockholder Meeting Deadline and (B) the date on which the Company holds its next meeting of stockholders, the Company shall have received the Stockholder Approval or satisfied the holders of the Preferred Shares that the Stockholder Approval is not required in connection with the 19.99% Rule; and (v) the Company shall not have failed to timely make any payments within 5 Business Days of when such payment is due, whether as interest or penalty payments, pursuant to this Certificate of Designations, the Securities Purchase Agreement, the Registration Rights Agreement or the Warrants. Notwithstanding the above, any holder of Preferred Shares may convert such shares (including Preferred Shares selected for redemption) into Common Stock pursuant to Section 2(b) on or prior to the date immediately preceding the Cash Transaction Election Redemption Date.

                  (d) Forced Delisting. If a redemption voided pursuant to
         Section 3(e) was caused by a Triggering Event involving the Company's inability to issue Conversion Shares because of the Exchange Cap (as defined in Section 12), and if so directed in a Void Mandatory Redemption Notice by the holders of at least 80% of the Preferred Shares then outstanding, including Preferred Shares submitted for redemption pursuant to Section 3 with respect to which the applicable Redemption Price has not been paid, the Company shall promptly as practicable delist the Common Stock from the exchange or automated quotation system on which the Common Stock is traded and have the Common Stock, at such holders' option, traded on the electronic bulletin board or the "pink sheets."

                  (e) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                  (5) Limitation on Beneficial Ownership. The Company shall not effect and shall have no obligation to effect any conversion of Preferred Shares, and no holder of Preferred Shares shall have the right to convert any Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's affiliates) would have acquired, through conversion of Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person or any of its affiliates and
(B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Preferred Shares and exercise of the Warrants by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

                  (6) Reservation of Shares. The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time prior to the Anniversary Date be less than 200% and at no time after the Anniversary Date be less than 150%, of the number of shares of Common Stock for which the Preferred Shares are at any time convertible (without regard to any limitations on conversions). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Preferred Shares based on the number of Preferred Shares held by each holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such holders.

                  (7) Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the DGCL, and as expressly provided in this Certificate of Designations.

                  (8) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of (i) the Stated Value and (ii) the Additional Amount for such Preferred Share; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred

Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

                  (9) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the holders of not less than 80% of the Preferred Shares then outstanding, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than 80% of the Preferred Shares then outstanding, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or file any resolution of the Board of Directors of the Company with the Secretary of State of the State of Delaware or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. Other than in connection with a Cash Transaction, in the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that the Preferred Shares may be pari passu with, but not junior to, any capital stock of the successor entity) and no merger shall result inconsistent therewith.

                  (10) Participation. Subject to the rights of the holders, if any, of the Pari Passu Shares, the holders of the Preferred Shares shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

                  (11) Restriction on Redemption and Cash Dividends. Unless all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its capital stock (other than the Preferred Shares) without the prior express written consent of the holders of not less than 80% of the Preferred Shares then outstanding.

                  (12) Limitation on Number of Conversion Shares. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Preferred Shares without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount, or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of at least 80% of the Preferred Shares then outstanding. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Preferred Shares shall convert all of such holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder.

                  (13) Vote to Change the Terms of or Issue Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than 80% of the Preferred Shares then outstanding shall be required for (a) any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares and (b) the issuance of Preferred Shares other than pursuant to the Securities Purchase Agreement.

                  (14) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company in customary form (and if such Preferred Shares are not held either by their initial holder or by another holder whose financial status is reasonably satisfactory to the Company, accompanied by the posting of a standard indemnity bond if so requested by the Company) and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

                  (15) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the

Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  (16) Construction. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Buyers and shall not be construed against any person as the drafter hereof.

                  (17) Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                  (18) Limits. Nothing in Section 5 shall be deemed to limit the Company's rights to issue Common Stock pursuant to a Maturity Date Mandatory Conversion.

                  (19) Notice. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement (provided that if the Preferred Shares are not held by a Buyer (as defined in the Securities Purchase Agreement) then substituting the words "holder of Securities" for the word "Buyer").

                  (20) Transfer of Preferred Shares. A holder of Preferred Shares may assign some or all of the Preferred Shares and the accompanying rights hereunder held by such holder without the consent of the Company; provided that such assignment is in compliance with applicable securities laws.

                  (21) Preferred Share Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holders of the Preferred Shares), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

                  (22) Legend on Certificates. The certificates representing the Initial Preferred Shares shall contain a legend indicating that the Preferred Shares represented by such certificate are Initial Preferred Shares and the certificates representing the Additional Preferred Shares shall contain a legend indicating that the Preferred Shares represented by such certificate are Additional Preferred Shares.

                                    * * * * *

                  IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Neil D. Nicastro, its President, Chief Executive Officer and Chief Operating Officer, as of the 21st day of May, 2001.

                                             MIDWAY GAMES INC.

                                             By:  /s/ Neil D. Nicastro
                                                  ------------------------------
                                             Name: Neil D. Nicastro
                                             Title: President, Chief Executive
                                                    Officer and Chief Operating
                                                    Officer


                                      -29

                                    EXHIBIT I

                       MIDWAY GAMES INC. CONVERSION NOTICE

                  Reference is made to the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Midway Games Inc. (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of Midway Games Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, as of the date specified below. The undersigned confirms that the representations and warranties contained in
Section 2 of the Securities Purchase Agreement entered into in connection with the initial issuance of the Preferred Shares are true and correct as to the undersigned as of the date hereof.

         Date of Conversion:
                            ----------------------------------------------------

         Number of Preferred Shares to be converted:
                                                    ----------------------------

         Stock certificate no(s). of Preferred Shares to be converted:
                                                                      ----------
         Tax ID Number:
                        --------------------------------------------------------

Please confirm the following information:

         Conversion Price:
                          ------------------------------------------------------
         Number of shares of Common Stock to be issued:
                                                       -------------------------

         Is the Variable Price being relied on pursuant to Section 2(f)(iii) of
the Certificate of Designations? (check one) YES      No
                                                 ----    ----
         Number of shares of Common Stock beneficially owned by the undersigned (excluding shares issuable upon conversion of any Preferred Shares held by the undersigned and shares issuable upon exercise of any Warrants issued in connection with the Preferred Shares held by the undersigned):
                                                               -----------------
         Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to:
                  --------------------------------------------------------------

                  --------------------------------------------------------------

         Address:
                 ---------------------------------------------------------------

         Telephone Number:
                           -----------------------------------------------------
         Facsimile Number:
                          ------------------------------------------------------

         Authorization:
                       ---------------------------------------------------------
         By:
            --------------------------------------------------------------------

         Title:
               -----------------------------------------------------------------

         Dated:
               -----------------------------------------------------------------

         Account Number (if electronic book entry transfer):
                                                            --------------------
         Transaction Code Number (if electronic book entry transfer):
                                                                     -----------
         Federal ID # (if required):
                                     -------------------------------------------

    [NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

                                 ACKNOWLEDGMENT

         The Company hereby acknowledges this Conversion Notice and hereby directs Bank of New York to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated May 21, 2001 from the Company and acknowledged and agreed to by The Bank of New York.

                                                  MIDWAY GAMES INC.


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:

                                 INDEX OF TERMS


                                                                            Page
                                                                            ----
Accrued Dividend Payment.......................................................1
Acquiring Entity..............................................................26
Additional Amount..............................................................2
Additional Preferred Shares....................................................2
Adjustment Price...............................................................2
Anniversary Date...............................................................2
Applicable Price..............................................................17
Approved Stock Plan............................................................2

Bloomberg......................................................................2
Business Day...................................................................3

Calendar Quarter...............................................................3
Cap Allocation Amount.........................................................32
Cash Dividend Payment..........................................................1
Cash Transaction...............................................................3
Cash Transaction Election Redemption Date.....................................27
Cash Transaction Redemption Election..........................................27
Cash Transaction Redemption Price.............................................27
Change of Control.............................................................27
Change of Control Redemption Price............................................26
Closing Bid Price..............................................................3
Closing Sale Price.............................................................3
Common Stock...................................................................2
Common Stock Deemed Outstanding................................................4
Company........................................................................1
Company's Conversion Election.................................................14
Company's Conversion Election Notice..........................................15
Company's Conversion Election Notice Date.....................................15
Company's Election Conversion Date............................................15
Conditions to Cash Transaction Redemption Election............................28
Conditions to Conversion At The Company's Election............................15
Conditions to Upward Adjustment...............................................21
Conversion Amount..............................................................4
Conversion Date................................................................7
Conversion Election Date......................................................14
Conversion Failure............................................................10
Conversion Notice..............................................................8
Conversion Price...............................................................4
Conversion Rate................................................................7
Convertible Securities.........................................................4

Default Conversion Price.......................................................4
Default Interest...............................................................2
DGCL...........................................................................1
Dividend Date..................................................................1

Dividend Election Notice.......................................................1
Dividends......................................................................1
DTC............................................................................8

Exchange Cap..................................................................32

Financial Ability Failure Maturity Conversion Price............................5
Financial Ability Test........................................................12
Financial Buyer................................................................5
First Dividend Date............................................................1

Initial Issuance Date..........................................................5
Initial Preferred Shares.......................................................5
Issuance Date..................................................................5

Liquidation Funds.............................................................30

Maturity Allocation Percentage................................................11
Maturity Conversion Price......................................................5
Maturity Date..................................................................5
Maturity Date Election Notice.................................................11
Maturity Date Mandatory Conversion............................................11
Maturity Date Mandatory Redemption............................................11
Maturity Date Redemption Price................................................11
Maturity Measuring Period......................................................5
Maturity Threshold Price.......................................................5

New Securities Issuance Price.................................................17
Notice Of Cash Transaction Redemption.........................................27
Notice of Change of Control...................................................26
Notice of Redemption at Option of Buyer.......................................24
Notice of Redemption Upon Change of Control...................................26
Notice of Triggering Event....................................................24

Options........................................................................6
Organic Change................................................................25

Pari Passu Shares.............................................................30
Person.........................................................................6
Preferred Shares...............................................................1
Preferred Stock Certificates...................................................8
Preferred Stock Delivery Date..................................................8
Price Failure Date.............................................................5
Price Failure Payment.........................................................12
Principal Market...............................................................6
Pro Rata Conversion Amount....................................................15
Purchase Rights...............................................................29
Purchasers....................................................................32

Redemption Price..............................................................23
Registration Rights Agreement..................................................6

Registration Statement.........................................................1

SEC............................................................................5
Securities Purchase Agreement..................................................6
Share Delivery Date............................................................8
Standard Conversion Price......................................................6
Stated Value...................................................................6
Stockholder Approval..........................................................16
Stockholder Meeting Deadline..................................................16

Test Date.....................................................................12
Transfer Agent.................................................................8
Triggering Event..............................................................23

Upward Adjustment Date........................................................21

Valuation Event...............................................................20
Variable Notice...............................................................20
Variable Price................................................................20
Void Optional Redemption Notice...............................................25
Void Optional Redemption Option...............................................25

Warrants.......................................................................6
Weighted Average Price.........................................................6


                                      -35-